Exhibit 10.13
FIRST AMENDMENT TO THE
BOB EVANS FARMS, INC.
AMENDED AND RESTATED
2006 EQUITY AND CASH INCENTIVE PLAN
     This First Amendment (this “Amendment”) to the Bob Evans Farms, Inc. Amended and Restated 2006 Equity and Cash Incentive Plan (the “Plan”) is effective as of November 18, 2008.
     WHEREAS, Bob Evans Farms, Inc. (the “Company”) previously adopted the Plan; and
     WHEREAS, pursuant to Section 17.01 of the Plan, the Company desires to amend the Plan.
     NOW, THEREFORE, the Plan is hereby amended as follows:
1. Section 16.02 of the Plan is hereby deleted in its entirety and the following is substituted therefor:
Effect of Code §280G. Unless specified otherwise in the associated Award Agreement or in another written agreement between the Participant and the Company or a Related Entity, if the Company concludes that any payment or benefit due to a Participant under the Plan or any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”) would be subject to the excise tax imposed by Code §4999:
[1] The Payor will consider the feasibility of offering substitute awards that would not constitute “parachute payments” under Code §280G and that would not generate penalties under Code §409A; and
[2] To the extent that a substitution is not feasible or that the payments and benefits due to the Participant still would be subject to the excise tax imposed by Code §4999, the Payor will reduce the payments and benefits due to the Participant under the Plan to the greater of $00.00 or an amount that is $1.00 less than the amount that otherwise would generate the excise tax under Code §4999. Any reduction pursuant to subsection 16.02[2] shall be made in accordance with Code §409A and the Treasury Regulations promulgated thereunder.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of the date set forth above.

BOB EVANS FARMS, INC.
/s/ Joe Eulberg
Printed Name: J. R. Eulberg
Its: Senior V.P., H.R.